SCHEDULE 14A INFORMATION
      PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
               EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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                                           mission Only (as permitted by
                                           Rule 14a-6(e)(2))
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[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                    John B. Sanfilippo & Son, Inc.
----------------------------------------------------------------------------
          (Name of Registrant as Specified in Its Charter)

----------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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     statement number, or the form or schedule and the date of its filing.

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                               (Company Logo)
                        JOHN B. SANFILIPPO & SON, INC.
                               2299 Busse Road
                      Elk Grove Village, Illinois 60007
                      ---------------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 to be held
                            on October 30, 2002
                   ----------------------------------------


TO THE STOCKHOLDERS:

The annual meeting of stockholders of John B. Sanfilippo & Son, Inc. (the "Company") will be held on Wednesday, October 30, 2002 at 10:00 a.m., local time, at the Wyndham Hotel Northwest Chicago, 400 Park Boulevard, Itasca, Illinois 60143, for the following purposes:

1.  To elect directors;

2.  To ratify the action of the Board of Directors in appointing
    PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending June 26, 2003; and

3. To transact such other business as may properly be brought before the annual meeting or any adjournment or postponement thereof.

The annual meeting may be postponed or adjourned from time to time without any notice other than announcement at the meeting, and any and all business for which notice is hereby given may be transacted at any such postponed or adjourned meeting.

The Board of Directors has fixed the close of business on September 9, 2002 as the record date for determination of stockholders entitled to notice of and to vote at the annual meeting. A list of these stockholders will be available for inspection for 10 days preceding the meeting (at the Wyndham Hotel Northwest Chicago, 400 Park Boulevard, Itasca, IL) and will also be available for inspection at the meeting.

Stockholders are requested to complete and sign the enclosed proxy, which is solicited by the Board of Directors, and promptly return it in the accompanying envelope whether or not they plan to attend the annual meeting in person. The proxy is revocable at any time before it is voted. Returning the proxy will in no way limit your right to vote at the annual meeting if you should later decide to attend and vote in person.

Because two classes of stock of the Company are now outstanding, a separate form of proxy has been prepared with respect to each class of stock: a white proxy, which relates to the Company's Common Stock, $.01 par value; and a blue proxy, which relates to the Company's Class A Common Stock, $.01 par value. Stockholders who own of record shares of only one class are being furnished only with the proxy relating to that class. Stockholders who own of record shares of both classes are being furnished with both proxies (in separate mailings, each of which also includes a copy of this notice and the proxy statement). Stockholders who receive both proxies must complete, sign and return both proxies in order for the shares of both classes to be voted by proxy.

                                      By Order of the Board of Directors

                                      /s/ Michael J. Valentine
                                      ------------------------
                                      MICHAEL J. VALENTINE
                                      Secretary

Elk Grove Village, Illinois
September 13, 2002



JOHN B. SANFILIPPO & SON, INC.
------------------------------
PROXY STATEMENT
------------------------------

ANNUAL MEETING OF STOCKHOLDERS
October 30, 2002

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of John B. Sanfilippo & Son, Inc., a Delaware corporation, of proxies for use at the annual meeting of stockholders of the Company to be held on Wednesday, October 30, 2002 at 10:00 a.m., local time, at the Wyndham Hotel Northwest Chicago, 400 Park Boulevard, Itasca, Illinois 60143, and at any postponement or adjournment thereof (the "Annual Meeting"). All shares of the Company's Common Stock, $.01 par value (the "Common Stock"), and the Company's Class A Common Stock, $.01 par value (the "Class A Stock"), entitled to vote at the Annual Meeting which are represented by properly executed proxies will, unless such proxies have been revoked, be voted in accordance with the instructions given in such proxies. Any stockholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by delivering a written notice of revocation or duly executed proxy bearing a later date to the Secretary of the Company, or by attending the Annual Meeting and voting in person. Any written notice of revocation or subsequent proxy should be delivered to the Company at 2299 Busse Road, Elk Grove Village, Illinois 60007-6057, Attention: Secretary, or hand delivered to the Secretary, before the closing of the polls at the Annual Meeting. Unless the context otherwise requires, references herein to the "Company" refer to John B. Sanfilippo & Son, Inc. and its subsidiary.

This Proxy Statement and accompanying proxy are being mailed to stockholders on or about September 13, 2002. The mailing address of the principal executive offices of the Company is 2299 Busse Road, Elk Grove Village, Illinois 60007-6057.


RECORD DATE AND SHARES OUTSTANDING
----------------------------------
The Company had outstanding on September 9, 2002, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 5,466,039 shares of Common Stock (excluding 117,900 treasury shares) and 3,687,426 shares of Class A Stock. The Common Stock is traded on the Nasdaq National Market. There is no established public trading market for the Class A Stock.


VOTING AND QUORUM
-----------------
Pursuant to the Company's Restated Certificate of Incorporation (the "Restated Certificate"), so long as the total number of shares of Class A Stock outstanding is greater than or equal to 12.5% of the total number of shares of Class A Stock and Common Stock outstanding, generally the holders of Common Stock voting as a class are entitled to elect such number (rounded to the next highest number in the case of a fraction) of directors as equals 25% of the total number of directors constituting the full Board of Directors and the holders of Class A Stock voting as a class are entitled to elect the remaining directors. The holders of Common Stock are not entitled to cumulative voting. In connection with the election of directors, however, each holder of Class A Stock has the right, in person or by proxy, to either
(a) vote the number of shares of Class A Stock owned by such holder for as many persons as there are directors to be elected by holders of Class A Stock ("Class A Directors"), or (b) cumulate said votes (by multiplying the number of shares of Class A Stock owned by such holder by the number of candidates for election as a Class A Director) and either (i) give one candidate all of the cumulated votes, or (ii) distribute the cumulated votes among such candidates as the holder sees fit.

Two proposals are scheduled for stockholder consideration at the Annual Meeting, each of which is described more fully herein: (i) the election of seven directors of the Company; and (ii) the ratification of the action of the Board of Directors in appointing PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending June 26, 2003. At the meeting, the holders of Common Stock voting as a class will be entitled to elect two of the seven directors, and the holders of Class A Stock voting as a class will be entitled to elect the remaining five directors. With respect to all matters other than the election of directors or any matters for which class voting is required by law, the holders of Common Stock and the holders of Class A Stock will vote together as a single class and the holders of Common Stock will be entitled to one vote per share of Common Stock and the holders of Class A Stock will be entitled to ten votes per share of Class A Stock.

Attendance at the meeting in person or by proxy by the holders of Common Stock entitled to cast at least a majority of the votes which the Common Stock is entitled to cast at the Annual Meeting is required in order to establish a quorum for the purpose of electing the directors to be elected by holders of the Common Stock (the "Common Stock Directors"). Attendance at the Annual Meeting in person or by proxy by the holders of Class A Stock entitled to cast at least a majority of the votes which the Class A Stock is entitled to cast at the Annual Meeting is required in order to establish a quorum for the purpose of electing the Class A Directors. Attendance at the meeting in person or by proxy by the holders of Common Stock and Class A Stock entitled to cast at least a majority of the votes which such stock is entitled to cast at the Annual Meeting on matters other than the election of directors is required in order to establish a quorum for the purpose of any other business. Assuming the presence of a quorum, (i) the affirmative vote of a majority of the shares of Common Stock and Class A Stock, voting separately as a class, present in person or by proxy at the Annual Meeting will be required for the election of the Common Stock Directors and Class A Directors, respectively, and (ii) the affirmative vote of the holders of shares representing a majority of the votes entitled to be cast by the holders of Common Stock and Class A Stock, voting together as one class, present in person or by proxy at the Annual Meeting and entitled to vote thereon shall be required to act on all other matters to come before the Annual Meeting.

Votes may be cast by a stockholder in favor of the nominees for election as directors or withheld. Similarly, votes may be cast by a stockholder in favor or against ratification of the appointment of the independent accountants, or a stockholder may elect to abstain from voting on these issues. Directions to withhold authority, abstentions and broker non-votes (which occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner) will be counted in determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Abstentions and directions to withhold authority will have the effect of votes against the proposal being considered. Broker non-votes, because they are not deemed to be entitled to vote with respect to any matter for which a broker does not have authority to vote, are not counted in the vote totals and will have no effect on any proposal scheduled for consideration at the Annual Meeting.

If a properly executed, unrevoked proxy does not specifically direct the voting of the shares covered by such proxy, the proxy will be voted (a) FOR the election of all nominees for election as director to be elected by holders of the class of shares covered by such proxy as listed herein, (b) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending June 26, 2003, and (c) in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the Annual Meeting.

                        SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT
                       --------------------------------

The following table sets forth information as of September 9, 2002 with respect to the beneficial ownership of Common Stock and Class A Stock by (a) the persons known by the Company to be the beneficial owners of more than 5% of the outstanding shares of Common Stock or Class A Stock, (b) each director of the Company, (c) each of the executive officers named in the Summary Compensation Table below ("Named Executive Officers") who currently serves as an executive officer of the Company, and (d) all directors and executive officers of the Company as a group. The information set forth in the table as to directors and executive officers is based upon information furnished to the Company by them in connection with the preparation of this Proxy Statement. Except where otherwise indicated, the mailing address of each of the stockholders named in the table is: c/o John B. Sanfilippo & Son, Inc., 2299 Busse Road, Elk Grove Village, Illinois 60007-6057.

                                                  % of
                                       No. of   Outstanding                      % of          % of Outstanding
                                       Shares     Shares of  No. of Shares    Outstanding      Votes on Matters
                                     of Common     Common       of Class    Shares of Class  Other than Election
Name                                  Stock(1)     Stock     A Stock(1)(2)      A Stock          of Directors
----------------------------------   ---------  -----------  -------------  ---------------  -------------------
Jasper B. Sanfilippo(3)+-              70,600       1.3%        1,523,776        41.3%                36.1%
Mathias A. Valentine(4)+-                None        --           605,795        16.4                 14.3
Marian Sanfilippo(5)                    8,152         *           914,720        24.8                 21.6
Michael J. Valentine(6)+-              11,152         *           643,135        17.5                 15.2
Jeffrey T. Sanfilippo(7)+-             28,152         *              None          --                    *
James A. Valentine(8)-                 10,102         *              None          --                    *
John W. A. Buyers(9)+                   6,300         *              None          --                    *
Timothy R. Donovan(10)+                 1,500         *              None          --                    *
Governor Jim Edgar(11)+                 2,500         *              None          --                    *
Heartland Advisors, Inc.(12)          723,700      13.0              None          --                  1.7
Dimensional Fund Advisors Inc.(13)    428,400       7.7              None          --                  1.0
AXA Financial, Inc.(14)               280,680       5.0              None          --                    *
All directors and executive           174,619       3.1         2,772,706        75.2                 65.7
 officers as a group (11 persons,
 all of whom are stockholders)
 (3)(4)(6)(7)(8)(9)(10)(11)(15)
----------------------------------

+    Denotes Director.
-    Denotes Named Executive Officer.
*    Less than one percent.


(1) Except as otherwise indicated below, beneficial ownership means the sole power to vote and dispose of shares. In calculating each holder's percentage ownership and beneficial ownership in the table above, shares of Common Stock which may be acquired by the holder through the exercise of stock options exercisable on or within 60 days of September 9, 2002 are included.

(2) Each share of Class A Stock is convertible at the option of the holder thereof at any time and from time to time into one share of Common Stock. In addition, the Restated Certificate provides that Class A Stock may be transferred only to (a) Jasper B. Sanfilippo or Mathias A. Valentine, (b) a spouse or lineal descendant of Mr. Sanfilippo or Mr. Valentine, (c) trusts for the benefit of any of the foregoing individuals, (d) entities controlled by any of the foregoing individuals, (e) the Company, or (f) any bank or other financial institution as a bona fide pledge of shares of Class A Stock by the owner thereof as collateral security for indebtedness due to the pledgee (collectively, the "Permitted Transferees"), and that upon any transfer of Class A Stock to someone other than a Permitted Transferee each share transferred will automatically be converted into one share of Common Stock.

(3) Includes 163,045 shares of Class A Stock held as trustee of certain trusts, the beneficiaries of which are the children of Jasper and Marian Sanfilippo (two of whom - Jasper B. Sanfilippo, Jr. and Jeffrey T. Sanfilippo are executive officers of the Company and one of whom - Jeffrey T. Sanfilippo is a director of the Company). Includes 41,325 shares of Common Stock held as a trustee of a certain trust, the beneficiaries of which are the grandchildren of Jasper and Marian Sanfilippo. Includes 275 shares of Common Stock that Jasper and Marian Sanfilippo hold in joint tenancy. Excludes shares held or voted by Jasper B. Sanfilippo's wife, Marian Sanfilippo, of which Mr. Sanfilippo disclaims beneficial ownership.

(4) Excludes 24 shares of Common Stock held by Mathias A. Valentine's wife, Mary Valentine, of which Mr. Valentine disclaims beneficial ownership.

(5) Includes 890,220 shares of Class A Stock held as trustee of certain trusts, the beneficiaries of which are the children of Jasper and Marian Sanfilippo (two of whom - Jasper B. Sanfilippo, Jr. and Jeffrey T. Sanfilippo are executive officers of the Company and one of whom - Jeffrey T. Sanfilippo is a director of the Company). Excludes shares held or voted by Marian Sanfilippo's husband, Jasper B. Sanfilippo, of which Mrs. Sanfilippo disclaims beneficial ownership. Excludes 275 shares of Common Stock that Jasper and Marian Sanfilippo hold in joint tenancy.

(6) Includes (a) 643,135 shares of Class A Stock held as trustee of certain trusts (collectively, the "Valentine Trusts"), the beneficiaries of which are the children of Mathias and Mary
     Valentine, including Michael J. Valentine, and (b) 3,000 shares of Common Stock owned by a general partnership, the general partners of which are the Valentine Trusts.

(7) Excludes 32,609 and 178,044 shares of Class A Stock held as trustee by Jasper B. Sanfilippo and Marian Sanfilippo, respectively. (Jasper B. Sanfilippo is Chairman of the Board and Chief Executive Officer and a director of the Company.)

(8) Excludes 214,378 shares of Class A Stock held as trustee by Michael J. Valentine (Michael J. Valentine is Executive Vice President Finance, Chief Financial Officer and Secretary and a director of the Company.) Excludes 1,000 shares of Common Stock owned by a general partnership, the general partners of which are the Valentine trusts.

(9) Includes options to purchase 1,000 shares of Common Stock, 500 shares of Common Stock, 1,000 shares of Common Stock, 1,000 shares of Common Stock, 1,000 shares of Common Stock, 750 shares of Common Stock, 500 shares of Common Stock and 250 shares of Common Stock at $10.50, $6.00, $6.625, $6.00, $4.25, $3.4375, $4.0625 and
     $6.05, respectively, per share which are exercisable by John W. A. Buyers on or within 60 days of September 9, 2002. Mr. Buyers' mailing address is 26-238 Hawaii Belt Road, Hilo, HI 96720.

(10) Includes options to purchase 750 shares of Common Stock, 500 shares of Common Stock and 250 shares of Common Stock at $3.4375, $4.0625 and $6.05, respectively, per share which are exercisable by Timothy R. Donovan on or within 60 days of September 9, 2002. Excludes (a) 41,668 shares of Common Stock held by Mr. Donovan's spouse, Elaine Karacic as trustee of certain trusts, the beneficiaries of which are the children of Mr. Donovan and Ms. Karacic, and (b) 164,712 shares of Common Stock held by Ms. Karacic as trustee of certain trusts, the beneficiaries of which are Ms. Karacic and her three siblings. Mr. Donovan disclaims beneficial ownership of all of the foregoing shares of Common Stock. Mr. Donovan's mailing address is c/o Tenneco Automotive, Inc., 500 North Field Drive, Lake Forest, IL 60045.

(11) Includes options to purchase 750 shares of Common Stock, 500 shares of Common Stock and 250 shares of Common Stock at $3.4375, $4.0625 and $6.05, respectively, per share which are exercisable by Governor Jim Edgar on or within 60 days of September 9, 2002.

(12) The information set forth in the table above and in this footnote is based solely on Form 13F-HR as of June 30, 2002 filed by Heartland Advisors, Inc. dated August 14, 2002. The principal business office of Heartland Advisors, Inc. is 789 North Water Street, Milwaukee, WI 53202.

(13) The information set forth in the table above and in this footnote is based solely on Form 13F-HR as of June 30, 2002 filed by Dimensional Fund Advisors Inc. dated August 6, 2002. The principal business office of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th floor, Santa Monica, CA 90401.

(14) The information set forth in the table above and in this footnote is based solely on Form 13F-HR as of June 30, 2002 filed by AXA Financial, Inc. dated as of August 13, 2002. The principal business office of AXA Financial, Inc. is 1290 Avenue of the Americas, New York, NY 10104.

(15) Includes options to purchase a total of 27,500 shares of Common Stock (including the options referred to in footnotes 9, 10 and 11 above) at prices ranging from $3.4375 to $13.75 per share which are exercisable by certain of the directors and executive officers on or within 60 days of September 9, 2002.



                            ELECTION OF DIRECTORS
                            ---------------------
Seven directors are to be elected to serve until the next annual meeting of stockholders and until their respective successors shall be elected and qualified. Two of such directors are to be elected by the holders of Common Stock voting as a class and the remaining five directors are to be elected by the holders of Class A Stock voting as a class. While the Board of Directors does not contemplate that any nominee for election as a director will not be able to serve, if any of the nominees for election shall be unable or shall fail to serve as a director, the holders of proxies shall vote such proxies for such other person or persons as shall be determined by such holders in their discretion or, so long as such action does not conflict with the provisions of the Company's Restated Certificate relating to the proportion of directors to be elected by the holders of Common Stock, the Board of Directors may, in its discretion, reduce the number of directors to be elected.

The Board of Directors recommends that the stockholders vote "FOR" each of the nominees listed herein.

The affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting is required to elect the nominees for election by the holders of Common Stock. The affirmative vote of a majority of the total votes possessed by the shares of Class A Stock present at the meeting, in accordance with the cumulative voting rights possessed by holders of Class A Stock, is required to elect the nominees for election by the holders of Class A Stock.

            NOMINEES FOR ELECTION BY THE HOLDERS OF COMMON STOCK
            ----------------------------------------------------
The name of and certain information regarding each nominee for election to the Company's Board of Directors by the holders of Common Stock, as reported to the Company, is set forth below.

JOHN W. A. BUYERS, Director, age 74 -- Mr. Buyers is Chairman of the Board of
C. Brewer and Company, Limited ("C. Brewer") where he has served since 1982 and as Chief Executive Officer from 1975 to 2001. Mr. Buyers is also the Chairman of the Board of Buyco, Inc., the privately held parent company of C. Brewer, and has served in those capacities since 1986. Mr. Buyers is Chairman & Chief Executive Officer of D. Buyers Enterprises, LLC ("DBE") since 2001. DBE is a company of diversified agriculture, frozen juice, real
estate development, and management.   In addition, Mr. Buyers currently
serves on the board of directors of First Hawaiian Bank, ML Macadamia Orchards, L.P. and Outrigger Enterprises, Inc. Mr. Buyers has been a member of the John B. Sanfilippo & Son, Inc.'s Board of Directors since January 1992 and is a member of the Company's Audit and Compensation Committees.

GOVERNOR JIM EDGAR, Director, age 56 -- Governor Edgar is currently a Distinguished Fellow at the University of Illinois Institute of Government and Public Affairs where he is also a teacher and lecturer. He has been in this position since January 1999. He was also a Resident Fellow at the John
F. Kennedy School of Government at Harvard University beginning in the 1999 fall semester. Gov. Edgar served as governor of Illinois from January 14, 1991 through January 11, 1999. Prior to his election, Gov. Edgar served as Illinois Secretary of State from 1981 to 1991. Gov. Edgar's retirement from public office marked 30 years of state government service. Gov. Edgar serves
on the board of directors of Kemper Insurance Companies,   Scudder Mutual
Funds, Horizon Group Properties, Inc., Clayton Residential Home, Inc., Youbet.com and B&D Hotel Corporation. Governor Edgar has been a member of the Company's Board of Directors since October 1999 and is a member of the Company's Audit Committee.

             NOMINEES FOR ELECTION BY THE HOLDERS OF CLASS A STOCK
             -----------------------------------------------------
The name of and certain information regarding each nominee for election to the Company's Board of Directors by the holders of Class A Stock, as reported to the Company, is set forth below.

JASPER B. SANFILIPPO, Chairman of the Board and Chief Executive Officer and Director, age 71 -- Mr. Sanfilippo has been employed by the Company since 1953. Mr. Sanfilippo served as the Company's President from 1982 to December 1995 and was the Company's Treasurer from 1959 to October 1991. He became the Company's Chairman of the Board and Chief Executive Officer in October 1991 and has been a member of the Company's Board of Directors since 1959. Mr. Sanfilippo is also a member of the Company's Compensation Committee and was a member of the Stock Option Committee until February 27, 1997 (when that Committee was disbanded). Mr. Sanfilippo is the father of Jasper B. Sanfilippo, Jr., an executive officer of the Company, and Jeffrey T. Sanfilippo, an executive officer and director of the Company, the brother-in-law of Mathias A. Valentine, the President and a director of the Company, the uncle of Michael J. Valentine, a director and an executive officer of the Company, and James A. Valentine, an executive officer of the Company. Mr. Sanfilippo is also the uncle by marriage of Timothy R. Donovan, a director of the Company.

MATHIAS A. VALENTINE, President and Director, age 69 -- Mr. Valentine has been employed by the Company since 1960 and was named its President in December 1995. He served as the Company's Secretary from 1969 to December 1995, as its Executive Vice President from 1987 to October 1991 and as its Senior Executive Vice President and Treasurer from October 1991 to December 1995. He has been a member of the Company's Board of Directors since 1969. Mr. Valentine is also a member of the Company's Compensation Committee and was a member of the Stock Option Committee until February 27, 1997 (when that Committee was disbanded). Mr. Valentine is the brother-in-law of Jasper B. Sanfilippo, Chairman of the Board and Chief Executive Officer and a director of the Company, the father of Michael J. Valentine, a director and an executive officer of the Company, and James A. Valentine, an executive officer of the Company. Mr. Valentine is the uncle of Jasper B. Sanfilippo, Jr., an executive officer of the Company, and Jeffrey T. Sanfilippo, an executive officer and director of the Company. Mr. Valentine is also the uncle by marriage of Timothy R. Donovan, a director of the Company.

MICHAEL J. VALENTINE, Executive Vice President Finance, Chief Financial Officer and Secretary, age 43 -- Mr. Valentine has been employed by the Company since 1987 and in January 2001was named Executive Vice President Finance, Chief Financial Officer and Secretary. Mr. Valentine was elected as a director of the Company in April 1997. Mr. Valentine served as the Company's Senior Vice President and Secretary from August 1999 to January 2001. He served as Vice President and Secretary from December 1995 to August 1999. He served as Assistant Secretary and the General Manager of External Operations for the Company from June 1987 and 1990, respectively, to December 1995. Mr. Valentine is the son of Mathias A. Valentine, the President and a director of the Company, the brother of James A. Valentine, an executive officer of the Company, the nephew of Jasper B. Sanfilippo, Chairman of the Board and Chief Executive Officer of the Company, and cousin of Jasper B. Sanfilippo, Jr., an executive officer of the Company, and Jeffrey T. Sanfilippo, an executive officer and director of the Company. Mr. Valentine is also a first cousin by marriage of Timothy R. Donovan, a director of the Company.

JEFFREY T. SANFILIPPO, Executive Vice President Sales and Marketing, age 39 -- Mr. Sanfilippo has been employed by the Company since 1991 and was named its Executive Vice President Sales and Marketing in January 2001. Mr. Sanfilippo became a director of the Company in August 1999. He served as Senior Vice President Sales and Marketing from August 1999 to January 2001 and as General Manager West Coast Operations from September 1991 to September 1993. He served as Vice President West Coast Operations and Sales from October 1993 to September 1995. He served as Vice President Sales and Marketing from October 1995 to August 1999. Mr. Sanfilippo is the son of Jasper B. Sanfilippo, the Chairman of the Board and Chief Executive Officer and a director of the Company, the nephew of Mathias A. Valentine, the President and a director of the Company, the brother of Jasper B. Sanfilippo, Jr., an executive officer of the Company, the cousin of Michael J. Valentine, an executive officer and director of the Company, and James A. Valentine, an executive officer of the Company. Mr. Sanfilippo is also a first cousin by marriage of Timothy R. Donovan, a director of the Company.

TIMOTHY R. DONOVAN, Director, age 46 -- Since December of 2001, Mr. Donovan has been the Executive Vice President and General Counsel of Tenneco Automotive Inc., one of the world's largest producers of emissions control and ride control systems and products for the automotive industry. In June 2001, Mr. Donovan was appointed to the position of Managing Director of Tenneco Automotive's International Group, responsible for all of the company's business operations in Asia and South America and its Japanese original equipment parts business throughout the world. Mr. Donovan served as Tenneco's Senior Vice President and General Counsel from August 1999 to December 2001. Mr. Donovan was elected as a director of the Company in October 1999 and is chairman of the Company's Audit Committee and Compensation Committee. Mr. Donovan is the nephew by marriage of Messrs. Jasper B. Sanfilippo and Mathias A. Valentine, who are directors and executive officers of the Company, and the first cousin by marriage of Jasper
B. Sanfilippo, Jr., Jeffrey T. Sanfilippo, Michael J. Valentine and James A. Valentine, each of whom is an executive officer and certain of whom are also directors of the Company. Mr. Donovan was a partner in the law firm of Jenner & Block from 1989 until his resignation in September 1999, and from approximately 1997 through 1999 served as the Chairman of the firm's Corporate and Securities Department and as a member of its Executive
Committee.   Mr. Donovan joined Jenner & Block in 1982 after serving as a staff trial attorney at the Chicago District Counsel's Office of the Internal Revenue Service.


              COMMITTEES AND MEETING OF THE BOARD OF DIRECTORS
              ------------------------------------------------
The Board of Directors of the Company met four times during fiscal 2002. During fiscal 2002, all directors attended at least 75% of the meetings of the Board of Directors and the committees thereof on which they served. Standing committees of the Board of Directors include the Audit Committee and the Compensation Committee. The Board does not have a nominating committee, and the usual functions of such a committee are performed by the entire Board.

The Audit Committee reviews and, as it deems appropriate, approves internal accounting and financial controls for the Company and accounting principles and auditing practices and procedures to be employed in the preparation and review of financial statements of the Company. The Audit Committee also makes recommendations to the Board concerning the engagement of independent public accountants to audit the annual consolidated financial statements of the Company and arranges with such accountants the scope of the audit to be undertaken by them. Further, the Audit Committee also reviews related party transactions in accordance with the rules promulgated by the National Association of Securities Dealers, Inc. The current members of the Audit Committee are John W. A. Buyers, Timothy R. Donovan and Governor Jim Edgar, all of whom are independent directors as defined in Rule 4200(a)(14) of the National Association of Securities Dealers listing standards. The Audit Committee held two meetings during fiscal 2002.

The Compensation Committee reviews and makes recommendations to the Board with respect to the salaries, bonuses and other compensation of officers and other executives, including matters relating to stock options, which are determined by the entire Board of Directors. The Compensation Committee consists of Jasper B. Sanfilippo, Timothy R. Donovan, John W.A. Buyers and Mathias A. Valentine. The Compensation Committee held one meeting during fiscal 2002.


                            AUDIT COMMITTEE REPORT
                            ----------------------
Our Audit Committee has (1) reviewed and discussed the audited financial statements with management, (2) discussed with PricewaterhouseCoopers LLP, the Company's independent accountants, the matters required to be discussed by the Statement on Auditing Standards No. 61, and (3) received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, and has discussed the accountants' independence with the independent accountants. Based upon these discussions and reviews, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 27, 2002 and filed with the Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee of the Board of Directors.

                                   Timothy R. Donovan, Chairman
                                   John W. A. Buyers
                                   Governor Jim Edgar

The information contained in the preceding report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Audit Committee Charter
-----------------------
The Board has a written charter for the Audit Committee.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
                ------------------------------------------------
Compensation of Directors
-------------------------
Compensation to directors who are not employees of the Company is paid at the rate of $20,000 per year plus $1,500 for each Board meeting attended, $500 for each telephonic meeting of the Board in which they participate, $1,000 for each committee meeting attended and $500 for each telephonic committee meeting in which they participate. Directors are also reimbursed for their expenses incurred in attending such meetings. Directors who are employees of the Company receive no additional compensation for their services as directors.

Under the 1998 Equity Incentive Plan (the "1998 Plan"), a director who is not an employee of the Company, its subsidiary, or any of their affiliates (an "Outside Director") is automatically granted an option to purchase 1,000 shares of Common Stock on the date of his or her election to the Company's Board, and on each date of his or her re-election to the Board. Options granted to Outside Directors under the 1998 Plan are granted at an exercise price equal to the Fair Market Value (as defined in the 1998 Plan) of a share of Common Stock on the date of grant. Options granted to Outside Directors will become exercisable in equal increments of 250 shares of Common Stock on the first four anniversaries of the date of grant and expire 10 years following the date of grant. Pursuant to the 1998 Plan, on October 30, 2001, Mr. Buyers, Mr. Donovan and Governor Edgar each were granted an option to purchase up to 1,000 shares of Common Stock at an exercise price of $6.05 per share.

Executive Compensation
----------------------
The following table sets forth a summary of compensation for services in all capacities to the Company during the fiscal year ended June 27, 2002, the fiscal year ended June 28, 2001 and the fiscal year ended June 29, 2000, paid to or accrued for (i) the Company's Chief Executive Officer, and (ii) each of the four additional most highly compensated executive officers of the Company, (collectively the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE
                          --------------------------

                                                                  Long Term
                                                                 Compensation
                                       Annual Compensation          Awards
                                   ----------------------------  ------------
                                                                   Securities
  Name and                                                         Underlying    All Other
Principal Position           Year   Salary     Bonus   Other(1)    Options(#)   Compensation
--------------------------   ----  --------  --------  --------  ------------   --------------
Jasper B. Sanfilippo         2002  $477,663  $125,800   $3,668           --     $144,854(2)(3)
  Chairman of the            2001   457,187   113,395    4,291           --      148,784
  Board and Chief            2000   428,292    82,879    6,107           --      144,042
  Executive Officer

Mathias A. Valentine         2002  $308,463   $81,199   $2,005           --      $79,917(3)(4)
  President                  2001   287,932    71,367    1,787           --       81,075
                             2000   261,154    50,597    3,478           --       79,029

Michael J. Valentine         2002  $181,692   $44,807       $4           --       $4,712(5)
  Executive Vice President   2001   149,985    33,057        5           --        2,975
  Finance, Chief Financial   2000   126,369    20,985       --           --        1,238
  Officer and Secretary

Jeffrey T. Sanfilippo        2002  $181,692   $44,807       $3           --       $4,764(6)
  Executive Vice President   2001   149,985    33,044        5           --        3,108
  Sales and Marketing        2000   127,919    20,520       --           --        1,594

James A. Valentine           2002  $177,692   $43,819       --           --       $3,063(7)
  Executive Vice President   2001   145,500    30,758       --           --        2,568
  Information Technology     2000   115,741    18,551       --           --        1,912

---------------------------

(1) None of the Named Executive Officers received perquisites in excess of the lesser of $50,000 or 10% of the aggregate of such officer's salary and bonus. The Other Annual Compensation reflected is the Company's reimbursement to the named executives for the tax liability incurred by the named executives for a life insurance benefit as described in the subsequent footnotes. The Named Executive Officers are the only employees who participate in this benefit.

(2) Includes $116,503 of premiums paid by the Company under a split-dollar agreement with Mr. Sanfilippo covering certain joint and survivor life insurance policies issued on the joint lives of Jasper B. Sanfilippo and his spouse. Also includes $18,494 of life insurance premiums and $2,750 of matching contributions to the 401(k) Plan. During fiscal 2002, the Company paid $7,107 for the term portions of the split-dollar life insurance premiums of Mr. Sanfilippo.

(3) The split-dollar agreements require that the Company be reimbursed for all premiums paid upon either the surrender of the policies or the death of both insureds. The reimbursement obligation is secured by a collateral assignment to the Company of certain rights in the policies. The Company is required to pay the monthly premiums; provided, however, each of Messrs. Sanfilippo and Valentine may elect in any year to pay that portion of the monthly premiums which would otherwise be treated as taxable compensation to him under the Internal Revenue Code of 1986, as amended (the "Code"). The Company reflects the total amount of premiums it pays under the split-dollar agreements as an asset on its financial statements.

(4) Includes $40,008 of premiums paid by the Company under a split-dollar agreement with Mr. Valentine covering certain joint and survivor life insurance policies issued on the joint lives of Mathias A. Valentine and his spouse. Also includes $31,736 of life insurance premiums and $3,913 of matching contributions to the 401(k) Plan. During 2002, the Company paid $4,260 for the term portions of the split-dollar life insurance premiums of Mr.Valentine.

(5) Includes $3,917 of matching contributions to the 401(k) Plan and $795 of life insurance premiums paid by the Company for fiscal 2002.

(6) Includes $3,969 of matching contributions to the 401(k) Plan and $795 of life insurance premiums paid by the Company for fiscal 2002.

(7) Includes $2,285 of matching contributions to the 401(k) Plan and $778 of life insurance premiums paid by the Company for fiscal 2002.


Incentive Bonus Program
-----------------------
During 1997, the Compensation Committee established an Incentive Bonus Program (the "Incentive Bonus Program") to provide qualifying employees, including executive officers, with cash bonuses. Under the Incentive Bonus Program, cash bonuses are awarded based on the Company's earnings per share and vary according to each qualifying employee's job category. For fiscal 2002, the Company paid bonuses of approximately $1,025,546 in August 2002. For fiscal 2001, the Company paid aggregate bonuses of $857,602 in August 2001. For fiscal 2000, the Company paid aggregate bonuses of $688,887 in August 2000.

The Report of the Compensation Committee on Executive Compensation and the Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement or any portion hereof into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.


           JOINT REPORT OF THE BOARD OF DIRECTORS AND THE COMPENSATION
                      COMMITTEE ON EXECUTIVE COMPENSATION
           -----------------------------------------------------------

Executive Compensation Principles
---------------------------------
The Company's Executive Compensation Program is based on principles designed to align executive compensation with Company objectives, management initiatives and business financial performance. These principles are applied by the Board of Directors and Compensation Committee to:

-- Attract and retain key executives critical to the success of the Company and its subsidiary;

-- Reward executives for long-term strategic management and the enhancement of stockholder value; and

-- Support a performance-oriented environment that rewards performance based on Company goals.

Overview of Executive Compensation Program
------------------------------------------
The Company's total compensation program for its executive officers consists of both cash and, except with respect to the Chief Executive Officer and the President, equity based compensation. Each executive officer's annual compensation consists of a base salary, eligibility for matching contributions to the 401(k) Plan and eligibility for an annual bonus under the Incentive Bonus Program. In addition, the Company provides life insurance (including split-dollar life insurance) for certain executive officers. The Compensation Committee determines the level of base salary for key executive officers, including the Chief Executive Officer, and a base
salary range for other executive officers.   The Compensation Committee
generally determines such salary or salary range based on a number of factors and criteria, including the salaries paid by the Company to its executive officers during the immediately preceding year, the rate of inflation, the Company's performance during the immediately preceding fiscal year, the performance of the executive officer during the immediately preceding fiscal year and the salaries paid to the executive officers of certain other companies engaged in the food or agricultural commodity business with annual sales of less than $1.0 billion (the "Compensation Comparison Group"). The weight and importance given each year to the foregoing factors, the individual components of each factor and the decision whether to consider additional factors, lies within the subjective discretion of the Compensation Committee. Because the compensation levels of the Company's executive officers are significantly below compensation levels that would be affected by the limitations on the deduction of executive salaries imposed by Section 162(m) of the Code ("Section 162(m)"), the Compensation Committee has not formulated a policy with respect to Section 162(m). The 1998 Plan provides for certain limits, consistent with Code Section 162 and the regulations promulgated thereunder, on the maximum number of shares of Common Stock subject to options that may be granted to any grantee in any one calendar year.

Fiscal 2002 Executive Compensation
----------------------------------
The Company's fiscal 2002 year consisted of the fifty-two week period ended June 27, 2002. The Company's fiscal 2001 year consisted of the fifty-two week period ended June 28, 2001. The Company's fiscal 2000 year consisted of the fifty-three week period ended June 29, 2000.

The base salaries and salary ranges for the Company's executive officers have continued to be determined at the first meetings of the Compensation Committee and Board of Directors of the calendar year. Accordingly, fiscal 2002 base salaries and salary ranges include one-half year of amounts set as of the beginning of calendar 2002.

The Compensation Committee primarily based calendar 2000, 2001 and 2002 salaries and salary ranges of the Company's executive officers, including the Chief Executive Officer, on the salaries paid to such executive officers in
1999, 2000 and 2001, respectively.   For calendar 2000, 2001 and 2002, such
base salaries and salary ranges were generally increased by a percentage slightly greater than the percentage change in the Consumer Price Index in 1999, 2000 and 2001, respectively. The Compensation Committee did not use the salaries of executive officers of the Compensation Comparison Group to establish base salaries and salary ranges for the Company's executive officers, including the Chief Executive Officer, but did compare its determination of such salaries and salary ranges against the base salaries reported for executive officers of the Compensation Comparison Group as an independent measure of reasonableness. The calendar 2000, 2001 and 2002 base salaries for the Company's executive officers set by the Compensation Committee were, in general, at the low to medium ranges when compared to the base salaries of the Compensation Comparison Group executives. However, the Compensation Committee does not currently have an established policy with regard to the salaries and salary ranges of the Company's executive officers, including the salary of the Chief Executive Officer, relative to the salaries paid to the Compensation Comparison Group executive officers.

The Company awards annual bonuses to executive officers of the Company pursuant to the Incentive Bonus Program. Under the Incentive Bonus Program, each executive officer receives a set percentage of his salary as a bonus if the Company's earnings per share for the prior fiscal year meet or exceed specified levels, which percentage increases as the Company's earnings per share increase. The Board of Directors, when it adopted the Incentive Bonus Program, set the earnings per share targets and salary percentages for executive officers based on the subjective judgment of the directors, as well as management's recommendations regarding a number of factors such as position held and annual performance. The Company paid bonuses of $447,249, $362,250 and $294,314, in the aggregate, to the Company's executive officers for fiscal 2002, fiscal 2001 and fiscal 2000, respectively, pursuant to the Incentive Bonus Program.

The Company provides long-term incentives to its executive officers through its stock option plans. Through the award of stock option grants, the objective of aligning executive officers' long-range interests with those of the stockholders are met by providing the executive officers with the opportunity to build a meaningful stake in the Company. The Board of Directors did not award any stock options to executive officers during fiscal 2002 or fiscal 2001. In fiscal 2000, the Board awarded stock options under the 1998 Plan to certain of its executive officers (other than Jasper B. Sanfilippo and Mathias A. Valentine, who are not eligible to participate in the 1998 Plan).

Executive officers are eligible to participate in the Company's 401(k) Plan, including Company matching. Executive officers as a whole had $22,851, $17,427 and $10,956 contributed as matching funds under the 401(k) Plan for fiscal 2002, fiscal 2001 and fiscal 2000, respectively. The Company provides certain executive officers with life insurance. The Company also maintains split-dollar life insurance policies on the joint lives of Jasper B. Sanfilippo and his spouse and Mathias A. Valentine and his spouse (see "Executive Compensation - Summary Compensation Table").

The Compensation Committee and the Board of Directors believe that their respective grants of compensation awards will produce significant long-term compensation for periods when the Company's performance objectives are met.

Fiscal 2002 Chief Executive Officer Compensation
------------------------------------------------
The Chief Executive Officer's fiscal 2002 base salary increased to $480,700 which was a percentage increase from his base salary for fiscal 2001 that was slightly higher than the inflation rate. The Compensation Committee based this increase in the Chief Executive Officer's base salary on the factors and criteria discussed above with regard to the establishment of calendar 2000, 2001 and 2002 base salaries and salary ranges for the Company's executive officers. The Chief Executive Officer's fiscal 2002 base salary was at the medium range of the base salaries of chief executive officers of the companies in the Compensation Comparison Group. John W. A. Buyers and Timothy R. Donovan, as the only non-employee directors on the Compensation Committee during fiscal 2002, assisted in establishing the increase in the Chief Executive Officer's base salary for fiscal 2002 by their broad knowledge of executive pay practices in the food industry and the importance
to the Company of the services provided by the Chief Executive Officer.   The
Chief Executive Officer was awarded a bonus of $125,800, $113,395 and $82,979 for fiscal 2002, fiscal 2001 and fiscal 2000, respectively, pursuant to the formula established for him under the Incentive Bonus program as described above. The Chief Executive Officer is not eligible to participate in the 1998 Plan. In fiscal 2002, the Company also provided the Chief Executive Officer with life insurance and split-dollar life insurance as discussed above.

               Compensation Committee            Board of Directors
               ----------------------            ---------------------
               Jasper B. Sanfilippo              Jasper B. Sanfilippo
               Mathias A. Valentine              Mathias A. Valentine
               John W. A. Buyers                 Michael J. Valentine
               Timothy R. Donovan                Jeffrey T. Sanfilippo
                                                 John W. A. Buyers
                                                 Governor Jim Edgar
                                                 Timothy R. Donovan

                              PERFORMANCE GRAPH
                              -----------------

The following Performance Graph compares the Company's cumulative total stockholder return on its Common Stock for the period from December 31, 1996 to June 27, 2002 with the cumulative total return of the Standard & Poor's 500 stock index and a peer group of companies selected by the Company (the "Peer Group") for purposes of the comparison and identified below.


                 Comparison of Cumulative Total Return(1)
              Among the Company, S&P 500 Index and Peer Group(2)



                              TOTAL RETURN INDEX
                              ------------------

                    JOHN B. SANFILIPPO
DATE                    & SON, INC        S & P 500       PEER GROUP
-----------------   ------------------    ---------       ----------
December 31, 1996        100.00            100.00          100.00
June 26, 1997            130.00            120.61          113.33
June 25, 1998            102.50            156.98          158.64
June 24, 1999             78.12            192.71          151.67
June 29, 2000             62.50            206.68          137.62
June 28, 2001            102.40            176.03          155.47
June 27, 2002            137.62            144.36          187.59




(1) Assumes $100 invested on December 31, 1996 in the Company's Common Stock, S&P 500 Index and Peer Group and dividends were reinvested.

(2) The Peer Group selected by the Company is comprised of the following companies: J&J Snack Foods Corp., Lance, Inc.,
     Sensient Technologies Corp. (formerly known as Universal
     Foods Corp.) and Tootsie Roll Industries, Inc.  The
     Peer Group was selected by the Company in good faith based upon similarities in the nature of the business of the Companies, total revenues and seasonality of business of the companies.

           COMPENSATION COMMITTEE INTERLOCKS, INSIDER PARTICIPATION
                          AND CERTAIN TRANSACTIONS
           --------------------------------------------------------

The Compensation Committee, which reviews and makes recommendations to the Board with respect to salaries, bonuses and other compensation of officers and other executives, is comprised of Jasper B. Sanfilippo, Mathias A. Valentine, John W. A. Buyers and Timothy R. Donovan. Mr. Sanfilippo is the Company's Chairman of the Board and Chief Executive Officer. Mr. Valentine is the Company's President.

Below is a summary of certain transactions between the Company and either of Messrs. Sanfilippo or Valentine or Donovan, or persons with whom they are related or entities in which they have an interest. All such transactions have been and will continue to be on terms which the Company believes to be at least as favorable to the Company as could be obtained from unaffiliated parties.

Lease Arrangements
------------------
The Company leases a warehousing and retail facility in Des Plaines, Illinois (the "Des Plaines Facility") and its production and office facilities at 2299 Busse Road, Elk Grove Village, Illinois (the "Busse Road Facility") from land trusts in which the direct and indirect beneficiaries are Jasper B. Sanfilippo (a stockholder, director and executive officer of the Company), Mathias A. Valentine (a stockholder, director and executive officer of the Company), their respective spouses, Anne Karacic and Rose Laketa (sisters of Mr. Sanfilippo) and Elaine Karacic (Mr. Donovan's spouse). The lease for the Des Plaines Facility expires on October 31, 2010 and provides for monthly rent of $24,459, subject to an increase based on increases in the Consumer
Price Index (the "CPI") on June 1, 2005.   The rent was adjusted from $21,250
to $24,459 during fiscal 2001 to reflect the CPI increase effective June 1, 2000. The lease for the Busse Road Facility, as amended, expires on May 31, 2015 and provides for monthly rent of $84,500, subject to CPI increases on each of June 1, 2002, June 1, 2007 and June 1, 2012. The CPI increase for June 1, 2002 is currently under review. The leases for the Des Plaines Facility and the Busse Road Facility also require the Company to pay the real estate taxes on, and to maintain and insure, the Des Plaines Facility and the Busse Road Facility. During fiscal 2002, the aggregate amount of real estate taxes on and insurance premiums paid by the Company under both leases was approximately $335,000.

The Company constructed an addition to the Busse Road Facility (the "Addition") which is situated on property owned by the land trust that owns the Busse Road Facility (the "Busse Land Trust") and on property owned by the Company. Accordingly, (i) the Company and the Busse Land Trust entered into a ground lease with a term beginning January 1, 1995 pursuant to which the Company leases from the Busse Land Trust the land on which a portion of the Addition is situated and all related improvements thereon (the "Busse Addition Property"), and (ii) the Company, the Busse Land Trust and the sole beneficiary of the Busse Land Trust entered into a party wall agreement effective as of January 1, 1995, which sets forth the respective rights and obligations of the Company and the Busse Land Trust with respect to the common wall which separates the existing Busse Road Facility and the Addition. The ground lease has a term which expires on May 31, 2015 (the same date on which the Company's lease for the Busse Road Facility expires) and requires the Company to pay the Busse Land Trust annual rent of $7,260 subject to CPI increases on each of June 1, 2005 and June 1, 2010. The rent was adjusted from $6,425 to $7,260 during fiscal 2001 to reflect the CPI increase effective June 1, 2000. The Company has an option to extend the term of the ground lease for one five-year term, an option to purchase the Busse Addition Property at its then appraised fair market value at any time during the term of the ground lease, and a right of first refusal with respect to the Busse Addition Property. The ground lease also requires the Company to pay the real estate taxes on, and to insure the Busse Addition Property. The party wall agreement grants the Company the right to use and the obligation to participate pro rata with the Busse Partnership (defined below) in the maintenance of the common wall shared by the Addition and Busse Road Facility.

The sole beneficiary of the Busse Land Trust is the Arthur/Busse Limited Partnership (the "Busse Partnership"). The general partner of the Busse Partnership is Arthur/Busse Properties, Inc. The shareholders of Arthur/Busse Properties, Inc. and the limited partners of the Busse Partnership are Jasper B. Sanfilippo, Marian Sanfilippo (Mr. Sanfilippo's spouse), Mathias A. Valentine, Mary Valentine (Mr. Valentine's spouse), Anne Karacic and Rose Laketa (sisters of Mr. Sanfilippo), and Rosalie Sanfilippo (Mr. Sanfilippo's mother).

Supplier, Vendor, Broker and Other Arrangements
-----------------------------------------------
During fiscal 2002, the Company purchased approximately $526 thousand of products and services from Navarro Pecan Company, Inc., ("Navarro") a processor of pecans, and sold approximately $831 thousand of products and services to Navarro. The Company anticipates that it will continue to make purchases from and sales to Navarro in fiscal 2003 and thereafter. Jasper B. Sanfilippo, a stockholder, director and executive officer of the Company, also serves as a director and officer of Navarro. In addition, Mr. Sanfilippo owns 33-1/3% of the outstanding common stock of Navarro. The remaining two-thirds of the outstanding common stock of Navarro is owned by unaffiliated parties.

During fiscal 2002, the Company purchased approximately $6.26 million of raw materials and $233 thousand of supplies and services from an entity in respect of which Jasper B. Sanfilippo, a stockholder, director and executive officer of the Company, serves as director and owns 7.8% of the outstanding stock. The five children of Jasper B. Sanfilippo own the balance of the entity either directly or as equal beneficiaries of a trust. All of the beneficiaries are directors of the entity with two of the beneficiaries being officers of the entity. All five of the beneficiaries are stockholders of the Company. Two of the beneficiaries of the trust are officers of the Company and one is a director of the Company. In addition, Marian Sanfilippo, Jasper B. Sanfilippo's spouse and a beneficial owner of more than 5% of the Company's outstanding Class A Stock, is also an officer of the entity. The Company anticipates that it will continue to make such purchases from this entity in fiscal 2003 and thereafter. During fiscal 2002, the entity subleased from the Company approximately 28,600 square feet of space at the Company's facilities and paid rent for this space at a rate of $12,874 per month. This amount is equal to the amount paid by the Company in respect of such space (inclusive of taxes). The entity's lease expired on December 31, 2000. Subsequent to the expiration of the lease, the entity has continued to lease space on a month to month basis. Beginning in February of 2002, the entity began moving its operations from the facility. The entity vacated the space in April of 2002 at which time the Company utilized the space for day to day operations.

During fiscal 2002, the Company purchased approximately $392 thousand of raw materials and $10 thousand of supplies from JRC Color Corp. ("JRC"). The Company anticipates that it will continue to purchase raw materials from JRC in fiscal 2003. JRC is one third owned by Jerome Evon, the son-in-law of Jasper B. Sanfilippo.

During fiscal 2002, the Company purchased approximately $386 thousand of supplies and $21 thousand of raw materials from Barak Business Services ("Barak"). The Company anticipates that it will continue to purchase supplies from Barak in fiscal 2003. Barak is one third owned by Jerome Evon, the son-in-law of Jasper B. Sanfilippo.

During fiscal 2002, the Company compensated the following employees who are related to directors or executive officers of the Company. Roseanne Karacic, Director of Creative Services, is the sister-in-law of Timothy R. Donovan, a director of the Company. Roseanne Karacic's total compensation for fiscal 2002 was $122,593. Lisa Evon, Industrial Sales Manager, is the daughter of Jasper B. Sanfilippo, Chairman of the Board and Chief Executive Officer and director of the Company, and the sister of Jasper B. Sanfilippo, Jr., an executive officer of the Company and Jeffrey T. Sanfilippo, an executive officer and director of the Company. Lisa Evon's total compensation for fiscal 2002 was $84,701. Edward J. Fabsits, director of the Thrift Store operations, is the brother-in-law of Jasper B. Sanfilippo, Chairman of the Board and Chief Executive Officer and Director of the Company. Edward J. Fabsits' total compensation for fiscal 2002 was $68,398.

            RATIFY APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
                      AS INDEPENDENT ACCOUNTANTS
            ------------------------------------------------

The stockholders will be asked to ratify the appointment of the firm of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending June 26, 2003. This appointment was made by the Board of Directors on recommendation of its Audit Committee.

PricewaterhouseCoopers LLP served as independent accountants for the fiscal year ended June 27, 2002 and it (or its predecessor by merger, Price Waterhouse LLP) has acted as accountants for the Company since 1982. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit Fees
----------
Audit fees billed to the Company by PricewaterhouseCoopers LLP for the fiscal year 2002 audit and review of Forms 10-Q are estimated to total $155,000 of which an aggregate amount of $55,000 has been billed through June 27, 2002.

Financial Information Systems Design and Implementation Fees
------------------------------------------------------------
PricewaterhouseCoopers LLP did not bill any fees for the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

All Other Fees
--------------
Fees billed to the Company by PricewaterhouseCoopers LLP during the fiscal year 2002 for all other services, (primarily tax services) rendered to the Company totaled $113,945.

Our Audit Committee has considered whether the provision of the non-audit services during the Company's fiscal year 2002 was compatible with maintaining the independence of PricewaterhouseCoopers LLP.

The Board of Directors recommends a vote "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending June 26, 2003.

The affirmative vote of the holders of shares representing a majority of the votes entitled to be cast by the holders of shares present and entitled to vote at the Annual Meeting is required for ratification of this item. No determination has been made as to what action the Board of Directors would take if the appointment is not ratified.

                         ANNUAL REPORT ON FORM 10-K
                         --------------------------

The Company's annual report on Form 10-K for the fiscal year ended June 27, 2002 has been included in the mailing of this Proxy Statement. Stockholders are referred to the report for financial and other information about the Company, but such report is not incorporated in this Proxy Statement and is not to be deemed a part of the proxy soliciting material.


                STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING
                -------------------------------------------------

Any stockholder proposal to be considered for inclusion in the proxy materials for the Company's 2003 annual meeting of stockholders must be received at the principal executive offices of the Company no later than May 16, 2003 and must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

With respect to the Company's 2003 annual meeting of stockholders, if the Company is not provided notice of a stockholder proposal by August 1, 2003 (which the stockholder has not previously sought to include in the Company's proxy statement), the management proxies will be allowed to use their discretionary authority as outlined above.

                             PROXY SOLICITATION
                             ------------------

Proxies will be solicited by mail. Proxies may also be solicited by directors, officers and a small number of regular employees of the Company personally or by mail, telephone or telegraph, but such persons will not be specially compensated for such services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for their expenses in doing so. The entire cost of the preparation and mailing of this Proxy Statement and accompanying materials and the related proxy solicitation will be borne by the Company.

Stockholders are requested to complete and sign the enclosed proxy, which is solicited by the Board of Directors, and promptly return it in the accompanying envelope whether or not they plan to attend the Annual Meeting in person. The proxy is revocable at any time before it is voted. Returning the proxy will in no way limit a stockholder's right to vote at the Annual Meeting if the stockholder attends and chooses to vote in person.


                                OTHER MATTERS
                                -------------
Management does not intend to present, and does not have any reason to believe that others will present, any item of business at the Annual Meeting other than those specifically set forth in the notice of the Annual Meeting. However, if other matters are properly presented for a vote, the proxies will be voted for such matters in accordance with the judgment of the persons acting under the proxies.

                                      By Order of the Board of Directors


                                      /s/ Michael J. Valentine
                                      ------------------------
                                      MICHAEL J. VALENTINE
                                      Secretary

Elk Grove Village, Illinois
September 13, 2002

                   APPENDIX A - COMMON STOCK PROXY CARD


                       JOHN B. SANFILIPPO & SON, INC.
           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             ANNUAL MEETING OF STOCKHOLDERS OCTOBER 30, 2002

Jasper B. Sanfilippo, Mathias A. Valentine, and Michael J. Valentine or any one or more of them, with power of substitution in each, are hereby appointed the proxies of the undersigned to vote all shares of the Common Stock of John B. Sanfilippo & Son, Inc. (the "Company"), that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on October 30, 2002 at the hour of 10:00 A.M., local time, at the Wyndham
Hotel Northwest Chicago, 400 Park Boulevard, Itasca, Illinois 60143, and at all postponements or adjournments thereof, upon such business as may properly come before the meeting, including the items proposed by the Company that are listed on the reverse side and more completely described in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement.

   (THIS PROXY IS CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

[X] Please mark your votes as in this example.

1. Election of Directors  FOR [  ] WITHHELD [  ]
   Nominees: Governor Jim Edgar
             John W. A. Buyers
   For, except vote withheld from the following nominee(s):

   --------------------------------

2. APPROVAL OF APPOINTMENT OF ACCOUNTANTS: Approval of appointment of PricewaterhouseCoopers LLP as independent accountants for 2003.

   FOR [  ]    AGAINST [  ]    ABSTAIN [  ]

3. UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Annual Meeting or any postponements or adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE DEEMED TO CONSTITUTE DIRECTION TO VOTE "FOR" EACH OF THE ABOVE PROPOSALS.

Please mark, sign, date and return the proxy card using the enclosed envelope.

SIGNATURE(S)                               DATE
            ------------------------------      -----------------

NOTE: Please sign name exactly as name appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer or partnership, give full title as such. If a corporation, please sign in corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


               APPENDIX B - CLASS A COMMON STOCK PROXY CARD


                       JOHN B. SANFILIPPO & SON, INC.
           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             ANNUAL MEETING OF STOCKHOLDERS OCTOBER 30, 2002

Jasper B. Sanfilippo, Mathias A. Valentine, and Michael J. Valentine or any one or more of them, with power of substitution in each, are hereby appointed the proxies of the undersigned to vote all shares of the Class A Common Stock of John B. Sanfilippo & Son, Inc. (the "Company"), that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on October 30, 2002 at the hour of 10:00 A.M., local time, at the Wyndham
Hotel Northwest Chicago, 400 Park Boulevard, Itasca, Illinois 60143, and at all postponements or adjournments thereof, upon such business as may properly come before the meeting, including the items proposed by the Company that are listed on the reverse side and more completely described in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement.

   (THIS PROXY IS CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

[X] Please mark your votes as in this example.

1. Election of Directors by holders of Class A Common Stock

           FOR [  ] WITHHELD [  ]

   Nominees: Jasper B. Sanfilippo
             Mathias A. Valentine
             Michael J. Valentine
             Jeffrey T. Sanfilippo
             Timothy R. Donovan

   For, except vote withheld from the following nominee(s):

   --------------------------------

2. APPROVAL OF APPOINTMENT OF ACCOUNTANTS: Approval of appointment of PricewaterhouseCoopers LLP as independent accountants for 2003.

   FOR [  ]    AGAINST [  ]    ABSTAIN [  ]

3. UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Annual Meeting or any postponements or adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE DEEMED TO CONSTITUTE DIRECTION TO VOTE "FOR" EACH OF THE ABOVE PROPOSALS.

Please mark, sign date and return the proxy card using the enclosed envelope.

SIGNATURE(S)                               DATE
            ------------------------------      -----------------

NOTE: Please sign name exactly as name appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer or partnership, give full title as such. If a corporation, please sign in corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.